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                                                                                                            Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
               For the three months ended March 31, 1997 and 1996
               (in thousands, except share and per share amounts)


                                                                                         1997                      1996
                                                                                     --------------          -----------------
                                                                                      (Unaudited)               (Unaudited)

Net income                                                                        $         1,479           $         3,057
                                                                                  ===============           ===============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,174,098                30,488,744
     Redemption contingency for CompSource acquisition                                    502,566                        --
     Redemption contingency for IAA acquisition                                           790,336                        --
     Common stock equivalents--assumed exercise of stock options                          308,562                 2,047,599
                                                                                    -------------               -----------
          Weighted average common and
             common share equivalents outstanding                                      37,775,562                32,536,343
                                                                                     ============              ============

Earnings per share                                                               $           0.04          $           0.09
                                                                                 ================          ================

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